UNITED STATES DISTRICT COURT
  EASTERN DISTRICT OF NEW YORK


  IN RE HEALTH MANAGEMENT, INC.         Master File No.
  SECURITIES LITIGATION            96-CV-889 (ADS)

                                   CLASS ACTION






                         STIPULATION OF PARTIAL SETTLEMENT



     This Stipulation of Partial Settlement (the "Stipulation"), dated as of September 16, 1996, is made and entered by and among the following parties (as defined further in Section V herein) to the above-entitled Litigation:
  (i) the Representative Plaintiffs (on behalf of themselves and each of the Settlement Class Members), by and through their counsel of record in the Litigation; and (ii) the Settling Defendant, by and through its counsel of record in the Litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims against the Settling Defendant only (as defined herein), upon and subject to the terms and conditions hereof.

  I.      THE LITIGATION

     On and after February 28, 1996, eleven putative class actions were commenced in the United States District Court for the Eastern District of New York on behalf all person, (other than defendants, members of the immediate family of each of the individual defendants, parents, subsidiaries and affiliates of the corporate defendant, and the legal representatives, heirs, successors or assigns of any such excluded party), who purchased the common stock of Health Management, Inc. ("Health Management"), during the period from June 15, 1995, through February 26, 1996, inclusive. Plaintiffs allege that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule lOb-5 promulgated thereunder by the Securities and Exchange Commission ("SEC"). Specifically, plaintiffs allege that defendants caused Health Management to misstate its publicly disseminated financial results for its fiscal year ended April 30, 1995 ("Fiscal 1995"), and for the first two quarters of its fiscal year ended April 30, 1996 ("Fiscal 1996"), and also issued or participated in the issuance of other false and misleading statements, and omitted to state material facts necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Plaintiffs further allege that, as a result of the allegedly false and misleading statements and/or omissions, the market price of Health Management common stock was artificially inflated, and that the members of the putative class were damaged as a result of the alleged misstatements and omissions.

     On August 7, 1996, United States District Court Judge Arthur D. Spatt signed Pre-Trial Order No. 1 which, inter alia, (1) consolidated-under the present caption the above class actions, (the "Class Action" or the "Litigation") (2) appointed certain Representative Plaintiffs as Lead Plaintiffs and (3) appointed the law firms of Kaplan, Kilsheimer & Fox LLP and Zwerling, Schachter, Zwerling & Koppell, LLP as co-lead counsel. This action is referred to herein as the "Class Action" or the "Litigation."

  II.     PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION

     Counsel for the Representative Plaintiffs have conducted formal and informal discovery and investigation during the prosecution of the Litigation. This discovery and investigation has included, inter alia, (i) inspection of documents produced to plaintiffs by Health Management, including a report prepared for the Special Committee of the Health Management Board of Directors in connection with its investigation of possible accounting irregularities at Health Management; (ii) numerous memoranda summarizing interviews with various officers, directors and employees of Health Management in connection with the Special Committee's investigation of possible accounting irregularities at the Company; (iii) consultation with experts in damages and accounting, (iv) review of Health Management's public filings, annual reports and other public statements, and
  (v) research of the applicable law with respect to the claims asserted and the potential defenses thereto. Additionally, pursuant to the provisions of paragraphs 4.1 - 4.4 below, plaintiffs will conduct additional discovery of defendant Health Management.

  III.    SETTLING DEFENDANT'S STATEMENT AND
          DENIALS OF WRONGDOING AND LIABILITY

     The Settling Defendant has denied and continues to deny each and all of the claims and contentions as to itself alleged by the Representative Plaintiffs on behalf of the Settlement Class. The Settling Defendant also has denied and continues to deny, inter alia, the allegations that the Representative Plaintiffs or the Settlement Class have suffered damage as a result of its actions. The Settling Defendant expresses no opinion, however, as to the validity of the claims asserted against either of the Individual Defendants, nor does it express an opinion as to the liability of any other person or entity in connection with plaintiff's claims. Further, the Settling
  Defendant expresses no opinion in this settlement as to whether the actions of any such person or entity have caused the Representative Plaintiffs or the members of the Settlement Class to suffer the damages alleged in the Action.

     Nonetheless, the Settling Defendant has concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Settling Defendant also has taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Litigation, as well as the likely expense to be incurred in connection with the Action and whether incurring such expense is in the best interests of the shareholders of Health Management. The Settling Defendant has, therefore, determined that it is desirable and beneficial to it that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

  IV.    CLAIMS OF THE REPRESENTATIVE PLAINTIFFS
       AND BENEFITS OF SETTLEMENT

     The Representative Plaintiffs believe that the claims asserted in the Litigation have merit and that the evidence developed to date in the Litigation supports the claims asserted. However, counsel for the Representative Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the

  Settling Defendant through trial and through appeals, and further recognize that the Settling Defendant possesses limited resources to defend this Litigation and satisfy any judgment obtained by plaintiffs. Counsel for the Representative Plaintiffs believe that the settlement set forth in the Stipulation confers substantial benefits upon the Settlement Class and each of the Settlement Class Members not only in the form of a significant monetary recovery, but also from the continuing cooperation that Health Management has agreed to provide to plaintiffs in connection with the continuing prosection of the Litigation. Based on their evaluation, counsel for the Representative Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiffs and the Settlement Class and each of the Settlement Class Members.

  V.      TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiffs (for themselves and the Settlement Class Members), and the Settling Defendant, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Released Claims shall be finally and fully compromised, settled and released, and the Released Claims shall be dismissed on the merits and with prejudice, as to the Settling Defendant only, upon and subject to the terms and conditions of the Stipulation, as follows:

     1.   Definitions

     As used in the Stipulation the following terms have the meanings specified below:

          1.1    "Authorized Claimant" means any Settlement Class Member
  (or duly authorized representative) who files a Proof of Claim and Release in such form and manner, and within such time, as the Court prescribes.

          1.2 "Authorized Stock and Warrant Recipient" means any Authorized Claimant entitled to receive a distribution of stock and warrants from the Settlement Fund.

          1.3  "Claims Administrator" means the Garden City Group.

          1.4 "Effective Date" means the first date by which all of the events and conditions specified in Section 9.1 of the Stipulation have been met and have occurred.

          1.5  "Escrow Agent" means Kaplan, Kilsheimer & Fox LLP.

          1.6 "Final" means: (i) The date of final affirmance on an appeal from the Judgment, the expiration of the time for a petition for a writ of certiorari to review the Judgment and, if certiorari be granted, the date of final affirmance of the Judgment following review pursuant to that grant; or
  (ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court's Judgment approving the Stipulation substantially in the form of Exhibit "B" hereto, i.e., thirty (30) days after entry of the Judgment or such longer time as may be allowed by Court order extending the time for appeal. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys, fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

          1.7  "Health Management" or the "Company" means Health Management,
  Inc.

          1.8 "Judgment" means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit "B."

          1.9 "Non-Settling Defendants" means Clifford E. Hotte and Drew W. Bergman.

          1.10 "Note" shall mean the security described in Section 3.2 which shall have the following characteristics: (i) 8-year term; (ii) Senior debenture of Health Management, Inc.; and (iii) Interest rate that in the opinion of an investment banker acceptable to Settling Defendant and Plaintiffs would be sold at par on date of issue.

          1.11 "Notification Date" means the date on which the Claims Administrator shall in good faith inform Settling Defendant's Counsel that claims processing has been completed and that all or a portion of the Settlement Stock and Warrants shall be distributed to all or some of the Authorized Claimants.

          1.12 "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

          1.13 "Plaintiffs' Settlement Counsel" means the following counsel for Representative Plaintiffs in the Litigation:

     Kaplan, Kilsheimer & Fox LLP, Robert N. Kaplan, Frederic S. Fox, and Joel
     B. Strauss, 685 Third Avenue, New York, New York, 10017, Telephone:
     212/687-1980; Zwerling, Schachter, Zwerling & Koppell, LLP, Jeffrey C. Zwerling, 767 Third Avenue, New York, New York, 10017, Telephone: 212/223-3900.

          1.14 "Plan of Allocation" means a plan or formula of allocation of the Settlement Fund which shall be described in the "Notice of Pendency and Partial Settlement of Class Action" to be sent to Settlement Class Members in connection with the settlement whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the settlement, any taxes, penalties or interest or tax preparation fees owed by the Settlement Fund, and such attorneys' fees, costs, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation.

          1.15 "Released Claims" means and includes any and all claims or causes of action, demands, rights, liabilities, and causes of action of every nature and description whatsoever, asserted by the Representative Plaintiffs or the Settlement Class Members, or any of them, against the Released Person based upon or related to both the purchase of Health Management common stock by the Representative Plaintiffs or the Settlement Class Members during the Settlement Class Period and the facts, transactions, events, occurrences, disclosures, statements, acts or omissions or failures to act which were alleged in the Litigation.

          1.16 "Released Person" means the Settling Defendant.

          1.17 "Representative Plaintiffs" means the lead plaintiffs as designated by the Court in Pre-trial Order No. 1: Charles T. Labozzetta, Albert Buthman, Michael Zurkan, Lillian Pfaender, Lewis Steven Cohen, Bharat Dave, Kurt W. Grimm, Kenneth Holmes, Charles DiLustrc, John Cappazzi and Thomas Druetzler.

          1.18 "Settlement Class" means all persons (except the Settling Defendant or the Non-Settling Defendants, members of their immediate families, any entity in which any such defendant has a controlling interest, and their legal representatives, heirs, successors or assigns) who purchased Health Management common stock during the Settlement Class Period (the "Class"), excluding those persons who timely and validly request exclusion from the Settlement Class pursuant to the Notice of Pendency and Partial Settlement of Class Action to be sent to the Class.

          1.19 "Settlement Class Member" or "Member of the Settlement Class" means a Person who falls within the definition of the Settlement Class as set forth in this Stipulation.

          1.20 "Settlement Class Period" means the period from August 25, 1994 through February 26, 1996, inclusive.

          1.21 "Settlement Fund" means:

               (a) The principal amount of Two Million Dollars ($2,000,000) in cash, which sum shall be paid by wire transfer or other form of immediately available funds to the Escrow Agent as follows: (i) any portion of the principal amount of $2,000,000 paid on behalf of the Settling Defendant from any insurance policy shall be immediately transferred to the Escrow Agent. Any interest accrued thereon shall be for the benefit of the Plaintiffs and the Class; and (ii) the balance of the principal amount due shall be paid to the Escrow Agent within ten (10) business days of the Notification Date.

               (b) Two Million Two-Hundred Thousand (2,200,000) shares of Health Management common stock with a guaranteed value of $4.50 per share as described and to be distributed as set forth in paragraph 3.1 below.

               (c) Two million two-hundred thousand (2,200,000) warrants (the "Warrants" or "Warrant"), with each Warrant exercisable for the purchase of one share of Health Management common stock, and which shall have the characteristics described in Section 3.3.

          1.22 "Settlement Stock" means shares of Health Management common stock to be issued by Health Management which shall comprise a part of the Settlement Fund.

          1.23 "Settlement Warrants" means warrants to be issued by Health Management which shall comprise a part of the Settlement Fund.

          1.24 "Settling Defendant" means Health Management, but specifically excludes any and all of the Non-Settling Defendants (and any members of any of the Non-Settling Defendants' families and any Person or entity owned or controlled by any of the Non-Settling Defendants).

          1.25 "Settling Defendant's Counsel" means McDermott, Will & Emery, John D. Lovi, 50 Rockefeller Plaza, New York, New York 10020, (212) 768-5400.

          1.26 "Settling Parties" means, collectively, the Settling Defendant and the Representative Plaintiffs on behalf of themselves and the members of the Settlement Class.

     2.   Administration of The Settlement Fund

          A.   The Escrow Agent

          2.1 The Escrow Agent shall invest the cash portion of the Settlement Fund in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at the current market rates.

          2.2 The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, or by an Order of the Court.

          2.3 Subject to such further order and direction by the Court as may be necessary, the Escrow Agent is authorized to execute such transactions on behalf of the Settlement Class Members as are consistent with the terms of the Stipulation.

          2.4 All funds held by the Escrow Agent shall be deemed and considered to be in custodia leqis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

          2.5 Upon payment of the Settlement Fund or any portion thereof to the Escrow Agent, the Escrow Agent may transfer from the cash portion of the Settlement Fund money sufficient to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Settlement
  Class, locating Settlement Class members, soliciting Settlement Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to the Members of the Settlement Class, processing Proofs of Claim and Release and paying escrow fees and costs, if any.

          2.6 On the Effective Date, any balance (including interest) then remaining in the Notice and Administration Fund, less expenses incurred but not yet paid, shall be transferred by the Escrow Agent to, and deposited and credited as part of, the Settlement Fund to be applied as set forth in Section
  7.2 below. Thereafter, Plaintiffs' Settlement Counsel shall have the right to use such portions of the Settlement Fund as are, in their exercise of reasonable judgment, necessary to carry out the purposes set forth in Section 2.5.

          B.   Taxes

          2.7 (a) The Settling Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.4682-1. In addition, the Escrow Agent and, as required, the Settling Defendant shall jointly and timely make the "relationback election" (as defined in Treas. Reg. Section 1.468B-1) back to the earliest permitted date. Such election shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare, and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

               (b) For the purposes of Section 468B of the Internal Revenue Code of 1986, and Treas. Reg. Section 1.468B-2(k)(3), the "administrator" shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. Section 1.468B-2(l)). Such returns (as well as the election described in Section 2.7(a)) shall be consistent with this Section 2.7 and in all events shall reflect that all taxes (including any estimated taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in Section 2.7(c) hereof.

               (c) All (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, ("Taxes") and (ii) expenses and costs incurred in connection with the operation and implementation of this Section 2.7 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this Section 2.7) ("Tax Expenses"), shall be paid out of the Settlement Fund; in all events the Settling Defendant shall not have any liability or responsibility for the Taxes, the Tax Expenses, or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. The Escrow Agent shall indemnify and hold the Settling Defendant harmless for Taxes and Tax
  Expenses (including, without limitation, Taxes payable by reason of any such indemnification).
  Further, Taxes and the Tax Expenses shall be treated as, and considered to be, a cost of administration of the settlement and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court, and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.46BB-2(l)(2)); the Settling Defendant is not responsible and shall have no liability therefor, or for any reporting requirements that may relate thereto. The Settling Parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Section 12.7.

          C.   Termination

          2.8  In the event that the Stipulation is not approved, or is terminated, cancelled, or fails to become effective for any reason, the Settlement Fund (including accrued interest), less expenses actually incurred or due and owing in connection with the settlement provided for herein, shall be returned to the Settling Defendant within five (5) business days.

     3.   Rights With Respect To The
          Settlement Stock and Warrants

          3.1 In conjunction with the distribution of fully and freely traded Settlement Stock and Warrants to the Authorized Stock and Warrant Recipients without any restrictions, Health Management shall have provided Plaintiffs' Settlement Counsel with the written opinion of outside counsel substantially to the effect: (a) that the Settlement Stock and Warrants will be issued in compliance with the registration requirements of Section 5 of the Securities Act of 1933 or will be issued in reliance upon an exemption therefrom; (b) that the Settlement Stock and Warrants are fully tradeable without any restriction after distribution; and (c) that such Settlement Stock and Warrants are otherwise fully paid, non-assessable and free from all liens and encumbrances.

          3.2 (a) The Settlement Stock shall be distributed as follows. The price-per-share of the shares of the Settlement Stock (the "Average Price Per Share") shall be determined by calculating the average closing price of Health Management common stock, (as reflected on the NASDAQ National Market or, if Health Management common stock ceases to be traded on the NASDAQ, on such other market as Health Management common stock is traded at that time) for the twenty (20) trading days prior to the Notification Date (the "Valuation Period"). If the Average Price Per Share is less than $4.50 per share, but greater than or equal to $4.00 per share, then in addition to the distribution of the 2,200,000 shares to the Settlement Fund, the Settling Defendant shall pay cash to the Settlement Fund in the amount of the number of shares (2,200,000) multiplied by the amount per share by which $4.50 exceeds the Average Price Per Share. If the Average Price Per Share is less than $4.00 per share, but greater than or equal to $3.00 per share, then in addition to the distribution of the 2,200,000 shares to the Settlement Fund, the Settling Defendant shall have the option of either (a) paying cash to the Settlement Fund in the amount of the number of shares (2,200,000) multiplied by the amount per share by which $4.50 exceeds the Average Price Per Share, or (b) (i) paying cash to the Settlement Fund in the amount of the number of shares (2,200,000) multiplied by $.50 per share (for the shortfall between $4.50 and $4.00), and (ii) issuing a Note in the principal amount of one hundred and ten percent (110%) of the shortfall amount between $4.00 and the Average Price Per Share multiplied by 2,200,000. If the Average Price Per Share is less than $3.00 per share, then the Settling Defendant shall have the option of either (a) paying $4.50 per share in cash multiplied by the number of shares (2,200,000) to the Settlement Fund in lieu of the Settlement Stock; or (b) in addition to distributing the Settlement Stock to the Settlement Fund (i) paying cash to the Settlement Fund in the amount of the number of shares (2,200,000) multiplied by $.50 per share (for the shortfall between $4.50 and $4.00) and (ii) issuing a Note in the principal amount of one hundred and ten percent (110%) of the difference between $4.00 and the Average Price Per Share multiplied by 2,200,000.

          (b) In each of the foregoing cases, the share price and the total number of shares and total cash to be contributed to the Settlement Fund will be adjusted to reflect any changes due to stock splits, stock dividends, reverse stock splits and like transactions that occur from the date of this Stipulation until the date of the distribution.

          (c) All costs, including those of Health Management's transfer agent, incurred in issuing and distributing any Settlement Stock to Authorized Stock Recipients shall be borne by Health Management.

          3.3 (a)   Each Warrant shall be exercisable for one share of Health
          Management common stock at a price equal to $.50 more than the Average Price Per Share (the "Exercise Price").

          (b) The Warrants shall be valid for a period of eight (8) years from the date of their issuance.

          (c) The Exercise Price and the total number of Warrants to be contributed to the Settlement Fund will be adjusted to reflect any changes due to stock splits, stock dividends, reverse stock splits and like transactions that occur from the date of this Stipulation until the date of the distribution.

          (d) All costs, including those of Health Management's transfer agent, incurred in issuing and distributing any Warrants to Authorized Warrant Recipients shall be borne by Health Management.

          3.4  Within three (3) business days of the Notification
  Date, the Claims Administrator shall provide Health Management's transfer agent with a list (in the form required by the transfer agent) identifying each Settlement Class Member who is entitled to receive Settlement Stock and Warrants and the number of shares of Settlement Stock and number of Settlement Warrants to be issued to each such person. Health Management shall direct its stock transfer agent to issue and distribute the Settlement Stock and Warrants within five (5) business days of receipt of the list of the persons and in the amounts shown on said list, provided however, that such distribution shall have been approved by the Court.

     4.   Additional Settlement Consideration

          4.1 The Settling Defendant agrees to (i) maintain in the normal course of business all relevant documents during the pendency of this litigation and to produce same to Plaintiffs' Settlement Counsel upon request and (ii) to be otherwise subject to discovery by plaintiffs under the Federal Rules of Civil Procedure as if it were still a party to the litigation;

          4.2 The Settling Defendant shall voluntarily make its employees, directors (other than Clifford Hotte and Virginia Hotte) and others subject to its control available at reasonable times and places for interviews with Plaintiffs' Settlement Counsel and will continue to be reasonably available to Plaintiffs' Settlement Counsel on an ongoing basis throughout the pendency of this Litigation.

          4.3 The Settling Defendant agrees to have its employees, directors (other than Clifford Hotte and Virginia Hotte) and others under its control voluntarily appear at the trial of this action if requested by Plaintiffs' Settlement Counsel at the sole cost and expense of the Settling Defendant;

          4.4 The Settling Defendant agrees to undertake its best efforts to make its directors, employees and others under its control voluntarily available for depositions at the request of Plaintiffs' Settlement Counsel who shall bear the costs and expenses of the same exclusive of any legal fees and expenses;

          4.5 The Settling Defendant agrees to pay within five (5) business days of the date of this agreement to the Escrow Agent the sum of $50,000 to be used for the costs of giving notice to the Class or like expenses, prior to any expenses being paid from the Settlement Fund provided, however that any portion of this sum not so used shall be returned to the Settling Defendant; and

          4.6 The Settling Defendants, failure to (1) deliver any portion of the Settlement Fund when required due or (2) provide the Additional Settlement Consideration as set forth in paragraph 4 above shall be deemed a material breach of this agreement and grounds for its termination by plaintiffs. In the event of any such material breach any judgment entered in favor of the Settling Defendant shall, at the option of Plaintiffs Settlement Counsel, be vacated, and at the option of Plaintiffs Settlement Counsel, this agreement shall be terminated.

     5.   Notice Order and Settlement Hearing

          5.1 Promptly after execution of the Stipulation, but in no event later than five (5) days after the Stipulation is signed (unless such time is extended by the written agreement of Plaintiffs' Settlement Counsel and counsel for the Settling Defendant), the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall jointly apply for entry of an order (the "Notice Order"), substantially in the form of Exhibit "A" hereto, requesting the preliminary approval of the settlement set forth in the Stipulation, and approval for the mailing and publication of a Notice of Pendency and Partial Settlement of Class Action which shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application (as defined in Section 8.1) and the date of the Settlement Hearing (as defined below in Section 5.2).

          5.2 The Settling Parties shall request that, after notice is given, the Court hold a Hearing (the "Settlement Hearing") on or before November 8, 1996 and finally approve this settlement as set forth herein on or before November 15, 1996. At or after the Settlement Hearing, Representative Plaintiffs' counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.

          5.3 The Notice Order shall specifically include provisions that, among other things, will:

               (a) Certify the Settlement Class solely for purposes of this settlement;

               (b) Preliminarily approve the Stipulation and the settlement set forth herein as being fair, just, reasonable and adequate;

               (c) Approve the form of Notice of Pendency and Partial Settlement of Class Action (the "Notice") (substantially in the form of Exhibit "A-1" hereto) for mailing to members of the Class and the form of summary notice ("Summary Notice") (substantially in the form of Exhibit "A-2" hereto) for publication;

               (d) Approve the form of Proof of Claim and Release ("Proof of Claim and Release") (substantially in the form of Exhibit "A-3" hereto) for mailing to members of the Class;

               (e) Direct Plaintiffs' Settlement Counsel to mail or cause to be mailed by first class mail the Notice and the Proof of Claim and Release to those Persons in the Class who can be identified through reasonable effort, on or before the date to be specified in the Notice Order;

               (f) Direct Plaintiffs' Settlement Counsel to cause the Summary Notice to be published once in the national edition of The New York Times;

               (g) Request that nominees who purchased Health Management common stock during the Settlement Class Period either (i) send the Notice and Proof of Claim and Release form to all beneficial owners of such Stock within ten
  (10) days after receipt of the Notice or (ii) send a list of the names and addresses of such beneficial owners to Plaintiffs' Settlement Counsel within ten (10) days of receipt of the Notice and, in the event of the latter, direct Plaintiffs' Settlement Counsel to send the Notice and the Proof of Claim and Release form to all beneficial owners identified by the nominee within ten (10) days after receipt of the list from the nominee;

               (h) Provide that any Class Member who wishes to be excluded from the Settlement Class must provide written notice of such request to the Claims Administrator, referring to the Litigation and setting forth his or her name, address, and transactions in Health Management common stock during the Settlement Class Period (including each date of purchase and sale and each price and amount paid and received), within thirty (30) days of mailing of the Notice. All Class Members not exercising the option to be excluded from the Settlement Class within the specified time period shall be bound by this Stipulation, the settlement and releases contained herein, and the Final Judgment entered hereon and shall not have any further opportunity to opt out of the Settlement Class. Any Class Member who shall timely and properly elect to be excluded from the Settlement Class shall be permitted to revoke such election by mailing a request for revocation to the Claims
  Administrator, and in such event shall once again become a Settlement Class Member for all purposes. Any Person who, pursuant to the provisions of this Paragraph and the Notice Order, elects to be excluded from the Settlement Class and does not revoke such election as provided above, shall have no right to any portion of the Settlement Fund, and shall be left, as to the Released Persons, only to his or her individual remedies;

               (i) Provide that Class Members who wish to participate in the settlement provided for in this Stipulation shall complete and file a Proof of Claim and Release form pursuant to the instructions contained therein if they have not already done so;

               (j) Find that the notice given pursuant to subparagraphs (d) through (i), above, constitutes the best notice practicable under the circumstances, including individual notice to all Persons in the Class who can be identified upon reasonable effort, and constitutes valid, due and sufficient notice to all Persons in the Class, complying fully with the requirements of Rule 23 of the Federal Rules of Civil Procedure, the Constitution of the United States, and any other applicable law;

               (k) Schedule and hold the Settlement Hearing to consider and determine whether (i) the proposed settlement of the Litigation against the Settling Defendant as contained in the Stipulation should be approved as fair, reasonable and adequate; and (ii) the Judgment approving the settlement should be entered;

               (l) Provide that at or after the Settlement Hearing, the Court shall determine whether the proposed Plan of Allocation should be approved;

               (m) Provide that at or after the Settlement Hearing, the Court shall determine and enter an order regarding whether and in what amount attorneys' fees and reimbursement of expenses should be awarded to the Representative Plaintiffs' counsel;

               (n) Provide that pending final determination of whether the settlement contained in the Stipulation should be approved, neither the Representative Plaintiffs, nor any Settlement Class Member, either directly, representatively, or in any other capacity shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against any of the Released Persons;

               (o) Provide that any objections to (i) the proposed settlement contained in the Stipulation; (ii) entry of the Judgment approving the settlement; (iii) the proposed Plan of Allocation; and (iv) the Representative Plaintiffs' Counsel's Fee and Expense Application, shall be heard and any papers submitted in support of said objections shall be received and considered by the Court at the Settlement Hearing only if, on or before a date to be specified in the Notice Order, Persons making objections shall file and serve on all parties notice of their intention to appear (which shall set forth each objection and the basis therefor) and copies of any papers in support of their position as set forth in the Notice Order;

               (p) Provide that, unless the Court otherwise orders, upon the occurrence of the Effective Date, all Class Members who did not timely and validly request exclusion from the Settlement Class or who timely and validly revoked any such request, whether or not they file a Proof of Claim and Release within the time provided for, shall be enjoined and barred from asserting any Released Claims against any of the Released Persons and any such Class Member shall conclusively be deemed to have released any and all such Released Claims as against all of the Released Persons; and

               (q) Provide that the Settlement Hearing may, from time to time and without further notice to the Class, be continued or adjourned by Order of the Court.

     6.   Releases

          6.1 Upon the Effective Date, the Representative Plaintiffs shall and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Person, whether or not such Settlement Class Member executes and delivers the Proof of Claim and Release.

          6.2 Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Representative Plaintiffs, the Settlement Class Members, and counsel to the Representative Plaintiffs from all claims, arising out of, relating to, or in connection with the institution, prosecution, assertion or resolution of the Litigation or the Released Claims.

          6.3 Only those Settlement Class Members filing valid and timely Proofs of Claim and Release shall be entitled to participate in the settlement and receive any distributions from the Settlement Fund. The Proofs of Claim and Release to be executed by the Settlement Class Members shall release all Released Claims against the Released Persons, and shall be substantially in the form contained in Exhibit "A-3" hereto. All members of the Settlement Class shall be bound by the releases set forth therein whether or not they submit a valid and timely Proof of Claim and Release.

     7. Administration And Calculation Of Claims, Final Awards And Supervision And Distribution Of Settlement Fund


          7.1 Plaintiffs' Settlement Counsel, or their authorized agents, acting on behalf of the Settlement Class, and subject to the supervision, direction and approval of the Court, shall administer and calculate the claims submitted by Settlement Class Members and shall oversee distribution of that portion of the Settlement Fund that is finally awarded by the Court to the Settlement Class Members.

          7.2  The Settlement Fund shall be applied as follows:

               (i) To pay all unpaid costs and expenses reasonably and actually incurred in connection with providing notice to the Settlement Class including: locating Settlement Class members, soliciting Settlement Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to the Settlement Class, processing Proofs of Claim and Release, and paying escrow fees and costs, if any;

               (ii) To pay Taxes and Tax Expenses;

               (iii) To pay counsel to Representative Plaintiffs, attorneys' fees, expenses and costs, with interest thereon, if and to the extent allowed by the Court; and

               (iv) To distribute the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation or the Court.

          7.3 After the Effective Date and subject to such further approval and further order(s) of the Court as may be required, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following:

               (a) Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a separate completed Proof of Claim and Release as attached to the Notice and substantially in the form of Exhibit "A-3" hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

               (b) Except as otherwise ordered by the Court, all Settlement Class Members who fail to timely submit a valid Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or who have not already done so, shall be forever barred from receiving any payments of money, stock or warrants pursuant to the Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the settlement and releases contained herein, and the Judgment.

               (c) The Net Settlement Fund shall be distributed to the Authorized Claimants in accordance with and subject to the Plan of Allocation to be described in the Notice mailed to Settlement Class Members. The proposed Plan of Allocation shall not be a part of the Stipulation.

          7.4 The Settling Defendant shall not have any responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Settlement Fund, the Plan of Allocation, the determination, administration of taxes, or any losses incurred in connection therewith. No Person shall have any claim of any kind against the Settling Defendant or its counsel with respect to the matters set forth in this paragraph; and the Settlement Class Members and Plaintiffs' Settlement Counsel release the Settling Defendant from any and all liability and claims arising from or with respect to the investment or distribution of the Settlement Fund.

          7.5 No Person shall have any claim against Plaintiffs' Settlement Counsel, the Claims Administrator, or any other agent designated by Plaintiffs' Settlement Counsel or the Settling Defendant or its counsel, based on the distributions made substantially in accordance with the Stipulation and the settlement contained herein, the Plan of Allocation or further orders of the Court.

          7.6 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund, including, without limitation, any adjustments to an Authorized Claimant's claim set forth therein is not a part of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceedings relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the settlement set forth herein, or any other orders entered pursuant to the Stipulation.

     8.   Representative Plaintiffs' Counsel's
          Attorneys' Fees And Reimbursement of Expenses

          8.1 The Representative Plaintiffs or their counsel may submit an application or applications (the "Fee and Expense Application") for distributions to them from the Settlement Fund for: (i) an award of attorneys' fees in an amount up to 33-1/3 percent of the Settlement Fund; plus (ii) reimbursement of all expenses and costs, including the fees of any experts or consultants incurred in connection with prosecuting the Litigation, plus interest on such attorneys' fees, costs and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid), as may be awarded by the Court.

          8.2 The attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court (the "Fee and Expense Award"), shall be transferred to Plaintiffs' Settlement Counsel from the Settlement Fund, within fifteen (15) business days after the Notification Date. Plaintiffs' Settlement Counsel shall thereafter allocate the Fee and Expense Award amongst Representative Plaintiffs' Counsel in a manner in which Plaintiffs, Settlement Counsel in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation.

          8.3 The Settling Defendant and its Related Parties shall have no responsibility for, and no liability whatsoever with respect to, the allocation among Plaintiffs' Settlement Counsel, and any other Person who may assert some claim thereto, or any Fee and Expense Awards that the Court may make in this Litigation.

          8.4 The procedure for and the allowance or disallowance by the Court of any applications by any of the counsel to the Representative Plaintiffs for attorneys' fees, costs and expenses, including the fees of experts and consultants, to be paid out of the Settlement Fund, are not part of the settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceedings relating to the Fee and Expense Application, or any appeal from any order relating thereto, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth herein.

     9.   Conditions Of Settlement, Effect Of
          Disapproval, Cancellation Or Termination

          9.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

               (i) The Settling Defendant shall have timely transferred or caused to be timely transferred all of the Settlement Fund to the Escrow Agent;

               (ii) The Settling Defendant shall have delivered the opinion of outside counsel set forth in paragraph 3.1, above, and shall not have withdrawn such opinion as of the date of distribution of the proceeds of the Settlement Fund to the members of the Settlement Class;

               (iii) The Settling Defendant shall not be in breach of any of its obligations set forth in Section V, Subsection 4 of this Agreement;

               (iv) The Court has entered the Notice Order, as required by
  Section 5, subsection 5 of this Agreement;

               (v) The Court has entered the Judgment, or a judgment substantially in the form of Exhibit "B";

               (vi) The Judgment has become Final; and

               (vii) There shall not have been more than an aggregate of 500,000 shares represented by those Settlement Class Members who have requested exclusion from the Class; provided, however, that such aggregate number shall be determined by including only the shares represented by such Settlement Class Members requesting exclusion who are the holders or beneficial owners of 1,000 shares or more of Health Management stock.

          9.2  Upon the occurrence of all of the events referenced in Section
  9.1 above, any and all remaining interest or right of the Settling Defendant to the Settlement Fund shall be absolutely and forever extinguished.

          9.3 Neither a modification nor reversal on appeal of any Plan of Allocation or of any amount of attorneys' fees, costs, expenses and interest awarded by the Court to any of the Representative Plaintiffs, counsel shall constitute grounds for cancellation and termination of the Stipulation.

          9.4 If all of the conditions specified in Section 9.1 are not met, then the Stipulation may be terminated by Plaintiffs unless Plaintiffs, Settlement Counsel and Settling Defendant's Counsel mutually agree in writing to proceed with the Stipulation.

          9.5 Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within five (5) business days after written notification of such event is sent by Settling Defendant's Counsel or Plaintiffs' Settlement Counsel to the Escrow Agent, the Settlement Fund, less expenses and any costs which have either been disbursed pursuant to Sections 2.5 or 2.6 hereto, shall be refunded by the Escrow Agent pursuant to written instructions from the Settling Defendant or its counsel. In such event the Settling Defendant shall be entitled to any tax refund owing to the Settlement Fund. At the request of the Settling Defendant or Settling Defendant's Counsel, the Escrow Agent or its designee shall apply for any such refund and pay the proceeds to the Settling Defendant, less the cost of obtaining the tax refund.

          9.6 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Litigation as of the date of this Agreement. In such event, the terms and provisions of the Stipulation, shall have no further force and effect with respect to the Settling Parties and shall not be used in this Litigation or in any other proceeding for any purpose, and any Judgment or Order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys' fees, costs, expenses and interest awarded by the Court to the Representative Plaintiffs or any of their counsel shall constitute grounds for cancellation or termination of the Stipulation.

          9.7 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the Representative Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed. In addition, any expenses already incurred and properly chargeable pursuant to Section 2.5 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with Section 9.5 above.

          9.8 If a case is commenced in respect to the Settling or any Non-Settling Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the Settlement Fund, or any portion thereof, by or on behalf of the Settling Defendant to be a preference, voidable transfer, fraudulent conveyance or similar transaction, then the releases given and Judgment entered in favor of the Settling Defendant pursuant to this Stipulation shall be null and void.

     10.  Miscellaneous Provisions

          10.1 The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

          10.2 The Settling Defendant will warrant that, at the time any of the payments of cash or securities provided for herein are made, the Settling Defendant is not insolvent and that the payment will not render it insolvent.

          10.3 The Settling Defendant agrees that the amount of the Settlement Fund, as well as the other terms of the settlement provided for herein reflect a good faith settlement of Representative Plaintiffs, and the Settlement Class' claims, reached voluntarily after consultation with experienced legal counsel. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Persons, or

  (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Released Persons may file the Stipulation and/or the Judgment from this action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

          10.4 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

          10.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their successors-in-interest.

          10.6 The Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

          10.7 Plaintiffs' Settlement Counsel, on behalf of the Settlement Class, are expressly authorized by the Representative Plaintiffs to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which they deem appropriate.

          10.8 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so.

          10.9 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

          10.10 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties hereto.

          10.11 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

          10.12 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New York, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with the laws of the State of New York without giving effect to that State's choice of law principles.

     IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, as of the date first written above.

                         McDERMOTT, WILL & EMERY

                         BY:  /s/ John D. Lovi
                            John D. Lovi (JL-5928)

                         1211 Avenue of the Americas
                         New York, NY 10036
                         (212) 768-5400

                         Attorneys for Defendant
                           Health Management, Inc.

                         KAPLAN, KILSHEIMER & FOX LLP



                         By:  /s/ Frederic S. Fox
                            Frederic S. Fox (FF-9102)

                         685 Third Avenue
                         New York, NY 10017
                         (212) 687-1980

                         ZWERLING, SCHACHTER, ZWERLING
                           KOPPELL, LLP


                         BY:  /s/ Jeffrey C. Zwerling (by FSF)
                            Jeffrey C. Zwerling (JZ-7924)

                         767 Third Avenue
                         New York, NY 10017
                         (212) 223-3900

                         Plaintiffs' Settlement Counsel










                                     EXHIBIT A



                           UNITED STATES DISTRICT COURT
                           EASTERN DISTRICT OF NEW YORK


  -----------------------------------------------------x
                              :
  IN RE HEALTH MANAGEMENT, INC.    :
  SECURITIES LITIGATION       :    Civil Action No.
                              :    96-CV-889 (ADS)
  -----------------------------------------------------x
                              :
  THIS DOCUMENT RELATES TO    :
  ALL ACTIONS                 :
                              :
  -----------------------------------------------------x

                                   NOTICE ORDER

  WHEREAS:

     A. Plaintiffs and defendant Health Management, Inc. ("Health Management"), have entered into a partial settlement of the claims against Defendants in the class actions consolidated in the above-captioned actions (the "Action"), the terms of which (the "Settlement") are set forth in a Stipulation of Settlement, dated as of September 16, 1996 (the "Settlement Stipulation"). The Settlement Stipulation has been filed with the Clerk of the Court;

     B. The Court having read and considered the Settlement Stipulation, the proposed notice to the Class and the proposed form of the Proof of Claim and Release, the proposed form of Order and Final Judgment and other exhibits annexed thereto and finding that there exist substantial and sufficient grounds for entering this Order;

     IT IS HEREBY ORDERED:

     1. A hearing (the "Settlement Hearing") shall be held before this Court on _________, _____, at ______ A.m. in Court Room _____ of the United States Courthouse, 2 Uniondale Avenue, Uniondale, New York: (a) to determine whether, for purposes of this Settlement only, the Court should certify the Action as a Class Action pursuant to Fed. R. Civ. P. 23, and approve the Lead Plaintiffs as representatives of a class (the "Class") of all persons that purchased Health Management common stock between August 25, 1994, and February 26, 1996, inclusive (the "Class Period"); (b) to determine whether the proposed Settlement is fair, reasonable and adequate and should be approved, and whether final judgment pursuant to Fed. R. Civ. P. 54(b) should be entered dismissing the Action as to, and claims asserted therein against Health Management on the merits, with prejudice, and without costs;
  (c) to determine whether the proposed Plan of Distribution of the Settlement Fund is fair, reasonable and adequate; (d) to consider the application of plaintiffs' counsel for an award of attorneys' fees, reimbursement of costs and disbursements; and (e) to reserve jurisdiction to effect and enforce the Settlement.

     2. Plaintiffs shall cause notice of the proposed Settlement, the Settlement Hearing, and the application by counsel for an award of attorneys' fees, costs and disbursements to be provided to members of the Class as follows:

          a. Within 2 days of the date of this Order, Health Management shall provide Lead Plaintiffs' Counsel, as defined herein, with a list containing the names and addresses of all record owners of Health Management common stock during the Class Period.

          b. Within 7 days of the date of this Order, a copy of the Notice of Pendency of Class Action, Partial Settlement of Class Action, and Settlement Hearing (the "Notice"), together with a copy of the Proof of Claim and Release and Substitute Form W-9 (the "Proof of Claim"), substantially in the form annexed hereto as Exhibits 1 and 2, respectively, shall be mailed by first class mail, postage prepaid, to all Class members at the address of each such person as set forth in the records of Health Management or its transfer agent, or who otherwise may be identified through reasonable effort; and

          c. A Summary Notice of Pendency of Class Action, Partial Settlement of Class Action, and Settlement Hearing (the "Summary Notice"), substantially in the form annexed hereto as Exhibit 3, shall be published once in the national edition of The New York Times within two weeks after the mailing of the Notice.

     3. The Court approves the form of Notice, Proof of Claim and Summary Notice, and finds that the procedures established for publication, mailing and distribution of such notices substantially in the manner and form set forth in paragraph 2 of this Order meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Securities Exchange Act of 1934 (the "Exchange Act"), and due process, and constitute the best notice practicable under the circumstances.

     4. To effectuate the provision of notice provided for in paragraph 2 hereof, Plaintiffs' Lead Counsel or their agents shall lease and maintain a post office box of adequate size for the return of Proofs of Claim. All Notices to the Class shall designate said post office box as the return address for the purposes designated in the Notice. Plaintiffs' Lead Counsel or their agents shall be responsible for the receipt of all responses from the Class and, until further order of the Court, shall preserve all entries of appearance, Proofs of Claim, requests for exclusion, and any and all other written communications from members of the Class, nominees, or any other person in response to the Notice. The reasonable costs of notification of the Class of this Settlement, including printing, mailing and publication of all required notices, shall be paid out of the cash portion of the Settlement Fund and Plaintiffs' Lead Counsel may draw from the Settlement Fund without further order of the Court to pay such costs.
     5. Fifteen days before the date fixed by this Court for the Settlement Hearing, Plaintiffs' Lead Counsel shall cause to be filed with the Clerk of this Court affidavits or declarations of the person or persons under whose general direction the mailing of the Notice and the publication of the Summary Notice shall have been made, showing that such mailing and publication have been made in accordance with this Order.

     6. All nominees who hold or held Health Management common stock for beneficial owners who are members of the Class are requested to forward the Notice of Proposed Partial Settlement and Proof of Claim to such beneficial owners or, in the alternative, to supply the names and addresses of their beneficial owners to the claims administrator as set forth in the Notice of Proposed Partial Settlement. Upon full compliance with this Order, such nominees may seek reimbursement of their reasonable expenses in complying with this Order, to be paid from the Settlement Fund.

     7. Plaintiffs' Lead Counsel may retain a Settlement Administrator and may pay the reasonable and customary fees and costs associated with review of claims and administration of the Settlement out of the Settlement Fund without further Order of the Court.

     8. Plaintiffs' Lead Counsel are authorized and directed to prepare any tax returns required to be filed on behalf of the Settlement Fund and cause any taxes due and owing to be paid from the Settlement Fund.

     9. A member of the Class will be bound by the proposed Settlement provided for in the Settlement Stipulation, and by any judgment or determination of the Court affecting the Class, unless such member shall mail, by first-class mail, a written request for exclusion from the Class, post-marked no later than October 29, 1996, addressed to: Health Management, Inc. Securities Litigation, at a post office box maintained by Plaintiffs' Lead Counsel. Such request for exclusion must state the name and address of the person seeking exclusion, and identify by date, quantity, and purchase or sales price, all transactions in Health Management common stock during the Class Period. A request for exclusion shall not be effective unless it is made in the manner and within the time set forth in this paragraph. If a member of the Class requests to be excluded, that Class member will not receive any benefit provided for in the Settlement Stipulation, in the event it is approved by the Court, or participate further in the Action. Any member of the Class who does not request exclusion in the manner provided for herein may, but need not, enter an appearance in this Action at his own cost through counsel of his own choice. If the Class member does not enter an appearance, the Class member will be represented by the attorneys for the Plaintiffs in the Action as set forth in the Settlement Stipulation.

     10. Any member of the Class who has not requested exclusion from the Class may appear at the Settlement Hearing to show cause why the proposed
  Settlement should or should not be approved as fair, reasonable and adequate; why a judgment should or should not be entered thereon; why the Plan of Distribution should or should not be approved; or why Class Counsel should or should not be awarded attorneys, fees, costs and disbursements, provided, however, that no member of the Class shall be heard or entitled to contest the approval of terms and conditions of the proposed Partial Settlement, the order and Final Judgment to be entered approving the same, or the fees, costs and disbursements requested, unless on or before October 25, 1996, that Class member has served by hand or by first-class mail written objections and copies of any supporting papers and briefs (which must contain proof of all purchases and sales of shares of Health Management common stock during the Class Period) upon Plaintiffs' Lead Counsel:

          Frederic S. Fox, Esq.
          KAPLAN KILSHEIMER & FOX LLP
          685 Third Avenue
          New York, New York 10017

               -and-

          Jeffrey Zwerling, Esq.
          ZWERLING, SCHACHTER, ZWERLING &
            KOPPELL, LLP
          615 Merrick Avenue
          Westbury, New York 11590

          and upon counsel for Health Management:

          John D. Lovi, Esq.
          McDERMOTT, WILL & EMERY
          50 Rockefeller Plaza
          New York, New York 10020

  and has filed said objections, papers and briefs, showing due proof of service upon Plaintiffs' Lead Counsel and counsel for Defendants with the Clerk of the United States District Court for the Eastern District of New York, United States Courthouse, 2 Uniondale Avenue, Uniondale, New York 11553.

     11. Any member of the Class who does not object in the manner provided shall be deemed to have waived such objection, and shall forever be foreclosed from making any objection to the fairness, adequacy or reasonableness of the proposed Settlement, the order and Final Judgment to be entered approving the Settlement, or the fees, costs and disbursement requests.

     12. In order to be entitled to participate in the Settlement, a member of the Class who has not requested exclusion therefrom must submit a proof of claim, substantially in the form annexed as Exhibit 2 hereto, to Health Management, Inc. Securities Litigation, in care of the post office box leased pursuant to paragraph 4 above. A proof of claim must be postmarked on or before December 31, 1996. Any member of the Class who does not submit a Proof of Claim shall not be entitled to share in the Settlement Fund, but nonetheless shall be barred and enjoined from asserting any of the claims which have been or might have been asserted against Health Management in this Action.

     13. The Court expressly retains the power to adjourn the Settlement Hearing, or any adjournment thereof, without any further notice other than an announcement at the Settlement Hearing, or any adjournment thereof, and to approve the Settlement Stipulation with modification and without further notice to members of the Class. The Court retains jurisdiction over this Action to consider all further applications arising out of, or connected with, the proposed Settlement herein.

     14. The administration of the proposed Settlement, and the decision of all disputed questions of law and fact with respect to the validity of any claim or right of any person to participate in the distribution of the Settlement Fund, shall be under the authority of the Court. The parties to this Settlement, counsel herein in any capacity in which they may act hereunder, and any employees or agents of such law firms or the parties to the Settlement (including, without limitation those employees who may furnish services in connection with the proposed Settlement), shall not be liable for anything done or omitted to be done in connection with the proposed
  Settlement and the administration thereof except for their own willful misconduct.

     15. The parties to the Settlement Stipulation are directed to carry out their obligations under the Settlement Stipulation.

     16. In the event that the Settlement, on the terms provided by the Settlement Stipulation, is terminated, cancelled, rejected or is not approved by the Court, or in the event that the Court enters the Order and Final Judgment and it is vacated or modified on appeal, or otherwise in a material way, or if the Effective Date for any other reason does not occur, the proposed Settlement and any actions to be taken in connection therewith shall be vacated and terminated and shall become null and void for all purposes, and all negotiations, transactions and proceedings connected with it (a) shall be without prejudice to the rights of any party hereto; (b) shall not be deemed or construed as evidence or an admission by any party of any fact, matter or thing; and (c) shall not be admissible in evidence or used for any purpose in any subsequent proceeding in the Action or any other action or proceeding in this or any other forum. In the event that the events contemplated by the Settlement Stipulation/* shall occur, the Settlement and any actions to be taken in connection therewith shall not be deemed or construed as evidence or an admission by any party of any fact, matter or thing and shall not be admissible as evidence or used for any purpose in any proceedings in this or any other forum, except proceedings to enforce the Settlement.

  Dated:  Uniondale, New York
      _____________, 1996


                    ___________________________________________
                    Arthur D. Spatt
                    United States District Judge







                                    EXHIBIT A-1


  UNITED STATES DISTRICT COURT
  EASTERN DISTRICT OF NEW YORK

  -----------------------------------------------------x
                              :
  IN RE HEALTH MANAGEMENT, INC.    :
  SECURITIES LITIGATION       :    Civil Action No.
                              :    96-CV-889 (ADS)
  -----------------------------------------------------x
                              :
  THIS DOCUMENT RELATES TO    :
  ALL ACTIONS                 :
                              :
  -----------------------------------------------------x


                            NOTICE OF PENDENCY OF CLASS
                        ACTION, PROPOSED PARTIAL SETTLEMENT
                      OF CLASS ACTION, AND SETTLEMENT HEARING


  TO: ALL PERSONS AND ENTITIES THAT PURCHASED SHARES OF HEALTH MANAGEMENT, INC. ("HEALTH MANAGEMENT") COMMON STOCK DURING THE PERIOD FROM AND INCLUDING AUGUST 25, 1994 THROUGH AND INCLUDING FEBRUARY 26, 1996, EXCLUDING DEFENDANTS, THE MEMBERS OF THE IMMEDIATE FAMILIES OF EACH OF THE INDIVIDUAL DEFENDANTS AND THE DIRECTORS, OFFICERS, SUBSIDIARIES AND SUCCESSORS OF HEALTH MANAGEMENT:


     The purpose of this Notice is to inform you of the proposed partial settlement of this class action and the hearing to be held by the United States District Court for the Eastern District of New York (the "Court") to consider the fairness, reasonableness and adequacy of the proposed partial settlement (the "Partial Settlement") with defendant Health Management set forth in the Stipulation of Partial Settlement dated as of September 16, 1996 (the "Settlement Stipulation").

     A. Statement of Plaintiff Recovery: The Partial Settlement will result in the creation of a settlement fund consisting of a combination of cash, common stock, warrants, and other consideration with an estimated aggregate value of Sixteen Million Six Hundred Nineteen Thousand Dollars ($16,619,000), or $2.34 per share, which, subject to deduction for attorneys' fees and out-of-pocket expenses, as approved by the Court, will be available for distribution to the members of the Class. See Section III.

     B. Statement of Potential Outcome: An expert retained by plaintiffs, counsel has opined that, if plaintiffs prevailed on all of their claims against Health Management and the nonsettling defendants, the maximum amount of damages recoverable by each member of the Class would be approximately $7 per share, without regard to actual liability or other discounts. While Health Management denies all liability as to itself, it has concluded that, even if plaintiffs prevailed on each of their claims, the maximum amount of damages recoverable by each member of the Class would be $7 per share. See
  Section III.

     C. Statement of Attorneys' Fees and Costs Sought: Plaintiffs, counsel intends to apply for an award of attorneys' fees in an amount not to exceed one-third of the Settlement Fund, or $0.78 per share, as well as reimbursement of its out-of-pocket expenses incurred in the prosecution of this litigation to date in an amount not to exceed $250,000, or $ ___ per share. See Section VIII.

     D. Reasons for Settlement: The parties to this Partial Settlement believe that it is fair, reasonable, and adequate to the members of the Class. The parties have reached this conclusion after investigating and considering, among other things, the strengths and weaknesses of plaintiffs' claims against Health Management, the present financial condition of Health Management, the uncertainties inherent in this complex litigation, and the substantial benefit provided by the Partial Settlement to the members of the Class. See Section II.

     E. Identification of Attorneys' Representatives: Any questions regarding the Partial Settlement should be directed to the following plaintiffs, counsel ("Lead Plaintiffs, Counsel"): Frederic Fox, Esq., Kaplan Kilsheimer & Fox LLP, 685 Third Avenue, New York, New York 10017, Tel. (212) 687-1980; Jeffrey Zwerling, Esq., Zwerling, Schachter, Zwerling & Koppell, LLP, 615 Merrick Avenue, Westbury, New York 11590, Tel. (516) 832-9600.

     PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. PLEASE NOTE THAT, IF YOU ARE A CLASS MEMBER, YOU MAY BE ENTITLED TO SHARE IN THE PROCEEDS OF THE PARTIAL SETTLEMENT DESCRIBED IN THIS NOTICE. TO CLAIM YOUR SHARE OF THIS FUND, YOU MUST SUBMIT A VALID PROOF OF CLAIM ON OR BEFORE December 31, 1996, IN THE MANNER SET FORTH BELOW IN SECTION IV.
                                [END OF COVER PAGE]

                           I.  BACKGROUND OF THE ACTION

     This litigation (hereafter referred to as the "Action") consists of 11 putative class actions that were commenced on or after February 28, 1996, against defendants Health Management, Clifford Hotte ("Hotte"), and Drew Bergman ("Bergman"). (Defendants Hotte and Bergman are referred to herein collectively as the "Individual Defendants"). By Order dated August 7, 1996, the Court consolidated these actions before the Honorable Arthur D. Spatt for all purposes, and, pursuant to Section 21D of the Securities Exchange Act of 1934 (the "Exchange Act"), appointed plaintiffs Albert Butham, John Cappazzi, Lewis Steven Cohen, Bharat Dave, Charles DiLustro, Thomas Druetzler, Kurt W. Grimm, Kenneth Holmes, Charles T. Labozzetta, Lillian Pfaender, and Michael Zurkan to serve as lead plaintiffs (the "Lead Plaintiffs") in the Action.
  The Court also approved the Lead Plaintiffs' choice of the following law firms as Plaintiffs' Lead Counsel: Zwerling, Schachter, Zwerling & Koppell, LLP, 615 Merrick Avenue, Westbury, New York 11590, and Kaplan Kilsheimer & Fox, LLP, 685 Third Avenue, New York, New York 10017. ONLY THOSE CLAIMS ASSERTED AGAINST HEALTH MANAGEMENT ARE BEING SETTLED AT THIS TIME.

     The Lead Plaintiffs seek to recover damages purportedly sustained by members of the Class as a result of alleged violations of Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder by the Securities and Exchange Commission ("SEC"). Specifically, the complaints filed in the Action allege that defendants caused Health Management to misstate its publicly disseminated financial results for its fiscal Year ended April 30, 1995 ("Fiscal 1995"), and for the first two quarters of its fiscal year ended April 30, 1996 ("Fiscal 1996"). The complaints further allege that defendants issued or participated in the issuance of other false and misleading statements pertaining to Fiscal 1995 and Fiscal 1996, and omitted to state material facts necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Plaintiffs further allege that, as a result of these allegedly false and misleading statements and/or omissions, the market price of Health Management common stock was artificially inflated, and that the members of the Class were damaged as a result of the alleged misstatements and omissions.

     Although the complaints filed in the Action allege that defendants engaged in this wrongful conduct during the period from June 16, 1995, through February 26, 1996, inclusive, Lead Plaintiffs' Counsel now believes that, based upon information obtained in discovery to date, defendants, either disseminated or participated in the dissemination of false information to the public as early as August 25, 1994 -- the date on which Health Management announced its financial results for the first quarter of Fiscal 1995.

  Therefore, pursuant to the terms of the Settlement Stipulation, plaintiffs will move the Court to certify a class of all persons or entities (the "Class"), who purchased Health Management common stock between August 25, 1994, and February 26, 1996, inclusive (the "Class Period"). This Partial Settlement, if approved, will bind all persons that purchased Health Management common stock during the Class Period.

                        II.  REASONS FOR PARTIAL SETTLEMENT

     Lead Plaintiffs, through their counsel, have made and are continuing to make a thorough investigation into the facts and circumstances relevant to the allegations set forth in the complaints filed in the Action. In connection with that investigation, they are conducting substantial discovery, including (1) inspecting thousands of pages of documents produced to plaintiffs by Health Management, including various confidential materials prepared for the Special Committee of the Health Management Board of Directors in connection with its investigation of possible accounting irregularities at Health Management during the Class Period; (2) interviewing and conducting depositions of various officers, directors, and employees of Health Management; (3) reviewing documents produced to plaintiffs by various non-parties with potential knowledge of the facts surrounding this Action; and (4) conducting interviews and consultations with accounting, valuation, and damage experts.

     Lead Plaintiffs' Counsel also has considered the substantial benefit provided by the proposed Partial Settlement to the Class, which not only includes a substantial monetary recovery, but also ensures that Health Management will continue to respond to discovery requests as if it remained a party to the Action. Lead Plaintiffs also have considered various actions taken by Health Management subsequent to the Class Period, including the termination of the former chief executive officer and chief financial officer -- defendants Hotte and Bergman, respectively. Finally, Lead Plaintiffs have considered the limited resources that Health Management possesses to defend this Action and to satisfy any judgment ultimately obtained by Lead Plaintiffs on behalf of the Class, as well as the fact that, even if Plaintiffs were awarded a verdict or judgment against Health Management on their claims, such verdict or judgment, to the extent collectible, would be subject to appeals, which could take years to resolve. Based upon these considerations, Lead Plaintiffs and their counsel have concluded that it is in the best interests of the Class to conclude the Partial Settlement of the Action on the terms set forth in the Settlement Stipulation and as discussed herein.

     Health Management expresses no opinion as to the validity of the claims asserted against either of the Individual Defendants in the Action, nor does it express an opinion as to the liability of any other person or entity arising from any of the claims asserted by plaintiffs in the Action. As to itself, however, Health Management denies all wrongdoing as alleged by Lead Plaintiffs or any wrongdoing whatsoever. Nevertheless, relying on the provisions of the Settlement Stipulation that the proposed Partial Settlement shall in no event be construed or deemed to be evidence, an admission, or a concession on the part of Health Management of any fault or liability whatsoever, and without conceding any infirmity in the defenses it has asserted or intended to assert in the Action, Health Management considers it desirable and in the best interests of its shareholders that this Action be dismissed on the terms set forth in the Settlement Stipulation and as discussed herein in order to avoid further expense, inconvenience, distraction, and to avoid protracted litigation.

     This Notice does not indicate any expression of opinion by the Court concerning the merits of the respective claims or defenses asserted in the Action. This Notice is sent merely to advise you of the proposed Partial Settlement and of your rights in connection therewith.

                  III.  TERMS OF THE PROPOSED PARTIAL SETTLEMENT

     A.   Statement of Plaintiff Recovery

     In full settlement of any and all direct claims, individual and representative, that are, could have been or might in the future be asserted against Health Management by the Lead Plaintiffs or any member of the Class in the Action, Health Management has agreed to pay into an escrow fund (the "Settlement Fund"), pursuant to the terms of the Settlement Stipulation, a combination of cash, stock, warrants, and other consideration with an estimated aggregate value of Sixteen Million Six Hundred Nineteen Thousand Dollars, ($16,619,000), or an average of approximately $2.34 per share traded during the Class Period, as set forth below:

     (i)  the sum of Two Million Dollars ($2,000,000) in cash;

     (ii) Two Million Two Hundred Thousand (2,200,000) shares

  of Health Management common stock, with a guaranteed minimum aggregate value of Nine Million Nine Hundred Thousand Dollars ($9,900,000); and

     (iii) warrants to purchase Two Million Two Hundred Thousand (2,200,000) shares of Health Management common stock, with an estimated aggregate value of Four Million Seven Hundred Nineteen Thousand Dollars ($4,719,000).

     The specific terms and characteristics of the non-cash portion of the Settlement Fund are set forth in detail below:

          1. Health Management Common Stock: Health Management has agreed to contribute Two Million Two Hundred Thousand (2,200,000) shares of Health Management common stock to the Settlement Fund, and will further guarantee that the value of this stock will be no less than Nine Million Nine Hundred Thousand Dollars ($9,900,000), or $4.50 per share. For purposes of this Partial Settlement, the value of Health Management common stock (the "Stock Value") shall be equal to the average closing price of said stock on the NASDAQ National Market System for a specified twenty (20) day period (the "Valuation Period"), following the Settlement Hearing and preceding distribution of the proceeds of the Settlement Fund to members of the class.

     In the event that the Stock Value is less than $4.50 per share, then Health Management shall contribute additional consideration to the Settlement Fund in the form of cash, Health Management common stock, and/or interest bearing notes, in such quantities and amounts necessary, as set forth in detail in the Settlement Stipulation, to bring the aggregate value of the stock portion of the Settlement Fund to $9.9 million. Any Class Member seeking more information concerning this additional consideration should consult the Settlement Stipulation.

          2. Warrants To Purchase Health Management Stock: Health Management also has agreed to contribute to the Settlement Fund warrants to purchase Two Million Two Hundred Thousand (2,200,000) shares of Health Management common stock (the "Warrants"). Each Warrant will be valid for eight (8) years from the date of issuance, and will entitle the holder thereof to purchase one share of Health Management common stock at a price of $0.50 above the Stock Value.

     Lead Plaintiffs, Counsel has retained an expert in the valuation of corporate securities for the purposes of valuing the Warrants. This expert has concluded that, while the actual value of the Warrants depends upon the outcome of numerous factors, including the future price and performance of Health Management common stock, the Warrants possess an estimated present value of approximately Four Million Seven Hundred Nineteen Thousand Dollars ($4,719,000), or $2.145 per warrant.

     Although plaintiffs' expert has valued the proceeds of the Settlement Fund at approximately Sixteen Million Six Hundred Nineteen Thousand Dollars ($16,619,000), or approximately $2.34 per share of Health Management Common Stock that traded during the Class Period, the actual recovery obtained by any particular member of the Class could be substantially higher to the extent that the value of Health Management common stock rises above $4.50 per share, or above the exercise price of the Warrants. The actual recovery obtained by any member of the Class also will vary from the average recovery per share depending upon numerous other factors, including (i) the actual number and amount of claims submitted by members of the Class; (ii) the timing of the Class member's transactions in Health Management common stock during the Class Period; (iii) the future performance of Health Management common stock; (iv) the future financial performance of Health Management; or
  (v) possible dilution of the value of Health Management common stock or Warrants based upon subsequent public offerings or private placements. In addition, as detailed below, the portion of the Settlement Fund available for distribution to the Class Members may be reduced for payment of various costs and expenses, including attorneys' and experts' fees, costs associated with the prosecution of the Action, and payment of taxes.

     B. Statement of Potential Outcome of the Action: Lead Plaintiffs, Counsel has retained a highly qualified expert to analyze the damages suffered by the members of the Class during the Class Period, both in the aggregate and on a per share basis. By using widely recognized methodologies, and by analyzing the trading prices and volume of Health Management common stock prior to, during, and subsequent to the Class Period, this expert has concluded that the price of said stock was inflated by an average of approximately $7 per share throughout the Class Period, and that the members of the Class incurred aggregate damages of approximately $43.8 million.

     Health Management disagrees as to the aggregate and per share damage estimates set forth above. Specifically, counsel for Health Management also has retained an expert to analyze the damages suffered by members of the Class, on an aggregate and per share basis, assuming that Lead Plaintiffs' allegations in the Action were proven at trial. Based upon this assumption, and after analyzing the trading prices and volume of Health Management common stock prior to, during, and subsequent to the Class Period, this expert has concluded that the members of the Settlement Class incurred aggregate damages of approximately $43.8 million, or $7 per share.

          IV.  PARTICIPATION IN THE SETTLEMENT; PROOFS OF CLAIM
     TO CLAIM ANY PAYMENTS FROM THE SETTLEMENT FUND, YOU MUST COMPLETE, SIGN AND SUBMIT THE ACCOMPANYING PROOF OF CLAIM AND RELEASE AND SUBSTITUTE FORM W-9 ("PROOF OF CLAIM") AND SEND IT, TOGETHER WITH APPROPRIATE DOCUMENTARY
  EVIDENCE OF EACH OF YOUR TRANSACTIONS IN SHARES OF HEALTH MANAGEMENT COMMON STOCK DURING THE CLASS PERIOD, TO:

          HEALTH MANAGEMENT, INC.  SECURITIES LITIGATION
          P.O. BOX ____
          ________________, ____________

  TO BE CONSIDERED, YOUR PROOF OF CLAIM FORM MUST BE MAILED BY FIRST-CLASS MAIL AND POSTMARKED ON OR BEFORE December 31, 1996.

     Failure to properly complete and mail the Proof of Claim by that date in accordance with instructions given on it may preclude you from sharing in the Settlement Fund. In the event that you change your address after submitting your Proof of Claim, you should promptly send notice in writing to the Settlement Administrator at the address provided above to avoid delay in receiving your share of any distribution.

     Each Proof of Claim shall be submitted to and reviewed by the Settlement Administrator, under the supervision of Plaintiffs, Lead Counsel, who shall determine the extent, if any, to which each claim shall be allowed, subject to ultimate approval by the Court.

     The Settlement Administrator will notify, in writing, all persons whose Proofs of Claim have been rejected in whole or in part, and will set forth the reasons for any such rejections. A reasonable time will be allowed to remedy deficiencies which are curable.

     Any member of the Class who has not received a Proof of Claim form or desires additional copies thereof may obtain copies by writing to Health Management, Inc. Securities Litigation at the address provided above. Any member of the Class who has not filed a Proof of Claim or has not opted-out of the Partial Settlement, in the manner provided for herein, will be bound by the Order and Final Judgment irrespective of whether that member has filed a Proof of Claim.

                              V.  PLAN OF ALLOCATION

     Class members who file acceptable Proof of Claim forms in accordance with the instructions contained therein shall be deemed "Authorized Claimants". The cash, stock, Warrants, and any other consideration included in the Net Settlement Fund (the Settlement Fund after deduction of fees and expenses awarded by the Court and after the deduction of any taxes imposed on the income, if any, earned on the Settlement Fund proceeds during the administration of the Partial Settlement) shall be distributed to Authorized Claimants who have a "Recognized Loss", based on the "Plan of Allocation" set forth below.

     (A)  The date of purchase or sale is the "contract" or "trade" date   as
  distinguished from the "settlement" date.

     (B)  Recognized Loss will be calculated as the lesser of

  the following: (a) the amount paid for shares of Health Management common stock (excluding commissions), less the amount realized (including commissions) from the sale of any such shares, if any; or (b) $7.047 per share. For all Authorized Claimants who purchased and/or sold shares of Health Management common stock in multiple transactions, Recognized Loss will be calculated on a "first in/first out" basis, and any profits earned on such shares purchased and sold during the Class Period will be used to offset any losses.

     (C) In the event that the sum total of Recognized Losses of all Authorized Claimants is greater than or equal to the Net Settlement Fund, each Authorized Claimant shall receive his pro rata share of the Net Settlement Fund, which shall be that portion of his Recognized Loss that is equal to the ratio of the Net Settlement Fund divided by the total of all Recognized Losses. If the Net Settlement Fund exceeds the sum total amount of Recognized Losses of all Authorized Claimants, the excess amount in the Net Settlement Fund after such distribution shall be refunded to Defendants.

     (E) Each Authorized Claimant shall receive his share of the Net Settlement Fund, pursuant to the terms set forth above, in cash, Health Management common stock, Warrants, and other consideration, in the same proportion that such consideration comprises the Net Settlement Fund prior to distribution.

     (F) For purposes of determining the extent, if any, to which a member of the Class shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:

          (1) Each member of the Class shall be required to submit a Proof of Claim supported by such documents as are designated therein or such additional documents or proof as Lead Plaintiffs' Counsel or their agents, in their discretion, may deem acceptable.

          (2) All Proofs of Claim must be submitted by December 31, 1996, in the manner provided in Section IV above, unless such period is extended by order of the Court. Any Class member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to the Settlement Stipulation, but shall in all other respects be bound by the terms of the Settlement Stipulation and by the Order and Final Judgment entered in the Action.

     Upon the approval by the Court of the proposed Partial Settlement as provided for in the Settlement Stipulation (including any modification or amendment thereto approved by counsel for all parties), a judgment will be entered dismissing the Action against Health Management and forever barring and enjoining Lead Plaintiffs and each Class member from commencing, instituting or prosecuting any action or other adversary proceeding in any court of law or equity, arbitration tribunal, or administrative forum, directly or representatively, against Health Management with respect to the Released Claims as defined in the Settlement Stipulation.

     All proceedings with respect to the Partial Settlement described by this Notice and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

                            VI.  REQUEST FOR EXCLUSION

     A member of the Class will be bound by the proposed Partial Settlement provided for in the Settlement Stipulation, in the event it is approved by the Court, and by any judgment or determination of the Court affecting the Class, unless such member shall mail by first-class mail a written request for exclusion from the Class, post-marked no later than October 29, 1996, addressed to: Health Management, Inc. Securities Litigation, P.O. Box ______, ______________. Such request for exclusion must state the name and address of the person seeking exclusion and identify by date, quantity, and purchase or sales price, all transactions in shares of Health Management common stock during the Class Period. A request for exclusion shall not be effective unless it is made in the manner and within the time set forth in this paragraph. If a member of the Class requests to be excluded, that Class member will not receive any benefit provided for in the Settlement Stipulation, in the event that the Partial Settlement is approved by the Court. Any member of the Class who does not request exclusion in the manner provided for herein may, but need not, enter an appearance in this Action, at his own cost, through counsel of his own choice. If he does not enter an appearance, he will be represented by the attorneys for the Plaintiffs in the Action as set forth in the Settlement Stipulation. Plaintiffs' Lead Counsel are Zwerling, Schachter, Zwerling & Koppell, LLP, 615 Merrick Avenue, Westbury, New York 11590, and Kaplan Kilsheimer & Fox, LLP, 685 Third Avenue, New York, New York 10017. If the proposed Partial Settlement is finally approved by the Court, it will be binding on all Class members who have not heretofore timely elected to be excluded from the Class.

                           VII.  THE SETTLEMENT HEARING

     A hearing (the "Hearing") shall be held before the Honorable Arthur D. Spatt, at _____ _.m. on _______________ __, 1996 (or at such adjourned time or times as the Court may without further notice direct) at the United States District Court, Eastern District of New York, Courtroom __, 2 Uniondale Avenue, Uniondale, New York:

     (a) to determine whether the proposed Partial Settlement of the Action is fair, reasonable, and adequate to the Class members, and should be approved by the Court, and whether an order and Final Judgment should be entered dismissing the Action against Health Management with prejudice and without costs;

     (b) to determine whether the proposed Plan of Distribution is fair, reasonable and adequate;

     (c) to consider the application of the attorneys for the Class for an award of fees not to exceed one-third of the Settlement Fund, plus expenses, as detailed in Section VIII below; and

     (d)  to reserve jurisdiction to effect and enforce the Partial Settlement.

     Any member of the Class who has not requested exclusion from the Class, as set forth above, may appear at the Hearing in person or through counsel and be heard as to: (1) why the proposed Partial Settlement of the Action should or should not be approved as fair, reasonable and adequate; (2) why a judgment should or should not be entered thereon; or (3) why Class Counsel should or should not be awarded attorneys' fees, costs, and disbursements, as requested; provided, however, that no member of the Class shall be heard or entitled to contest the approval of the terms and conditions of the proposed Partial Settlement, the Order and Final Judgment to be entered approving the same, or the fees, costs and disbursements requested, unless on or before October 25, 1996, that person has served, by hand or first-class mail, written objections and copies of any supporting papers and briefs (which must contain proof of all purchases and sales of shares of Health Management common stock during the Class Period) upon Plaintiffs' Lead Counsel:

          Frederic Fox, Esq.
          KAPLAN KILSHEIMER & FOX, LLP
          685 Third Avenue
          New York, New York 10017
          (212) 687-1980

               -and-

          Jeffrey Zwerling, Esq.
          ZWERLING, SCHACHTER, ZWERLING & KOPPELL, LLP
          615 Merrick Avenue
          Westbury, New York 11590
          (516) 832-9600

  and upon counsel for Health Management:

          John D. Lovi, Esq.
          McDERMOTT, WILL & EMERY
          50 Rockefeller Plaza
          New York, New York 10020

  and has filed said objections, papers, and briefs, showing due proof of service upon said Plaintiffs' Lead Counsel and counsel for Health Management with the Clerk of the United States District Court for the Eastern District of New York, United States Courthouse, 2 Uniondale Avenue, Uniondale, New
  York 11553.
     Any member of the Class who does not object in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, adequacy or reasonableness of the proposed Partial Settlement.

     The Court has expressly retained its power to adjourn the Hearing or any adjournment thereof without any further notice other than an announcement at the Hearing or any adjournment thereof and to approve the Settlement Stipulation with modification and without further notice to members of the Class.

          VIII.  APPLICATION FOR ATTORNEYS' FEES, COSTS AND DISBURSEMENTS

     If the Settlement is approved by the Court, counsel for Plaintiffs and the Class shall apply to the Court for awards of attorneys' fees in an amount not to exceed one-third of the Settlement Fund, plus accrued interest, to be paid in a combination of cash, Health Management common stock, Warrants, and other consideration, in the same proportion as paid to Authorized Claimants. In addition, counsel for plaintiffs will request an award from the cash portion of the Settlement Fund for reimbursement of their costs and disbursements incurred in this Action, including expert fees incurred, which counsel presently estimates will not exceed $250,000. The attorneys' fees, costs and disbursements awarded will be paid entirely from the Settlement Fund, and will reduce that portion of the Settlement Fund available for distribution to members of the Settlement average of approximately $.78 per share.

     The fees sought by counsel for Plaintiffs are customary in actions brought on a contingency fee basis, and are justified by the substantial time and effort already invested in the prosecution of this Action, as well as the time and effort that will be required of counsel for Plaintiffs prior to final approval of this Partial Settlement. The expense reimbursement sought by counsel for Plaintiffs consists of those out-of-pocket expenses actually incurred in the prosecution of the Action to date, including fees payable to consulting experts.

           IX.  SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES

     If you acted as a nominee for any purchaser of shares of Health Management common stock from August 25, 1994 through February 26, 1996, inclusive, for the beneficial interest of a person or entity other than yourself, you are hereby requested to provide the name and last known address of each person or organization for whom or which you effected such purchases or sales. The information should be sent in writing to:

          HEALTH MANAGEMENT, INC. SECURITIES LITIGATION
          P.O. BOX ________
          ________________, ____________

  Upon receipt of such information, copies of this Notice will be sent to each beneficial owner so designated. Alternatively, you may request, in writing, additional copies of this Notice and the Proof of Claim and you may mail the Notice and Proof of Claim directly to the beneficial owners of the securities referred to herein. Brokers and other nominees may request reimbursement of their reasonable costs in complying with this request.

                      X.  EXAMINATION OF PAPERS AND INQUIRIES

     The foregoing is only a summary of the Action and the proposed Partial Settlement, and does not purport to be comprehensive. For a more detailed statement of the matters involved in the Action and the proposed Partial Settlement, you may refer to the pleadings, the Settlement Stipulation and the other papers filed in the above Action, which may be inspected at the Office of the Clerk of the United States District Court, United States Courthouse, 2 Uniondale Avenue, Uniondale, New York 11553, during regular business hours of each business day.

     Members of the Class are currently represented by Plaintiffs' Class Counsel. If you have any questions with respect to the Notice, or with respect to the accompanying Proof of Claim, you may consult an attorney of your own choosing or write to Health Management, Inc. Securities Litigation,
  [    ].

  Dated:  _______________, 1996

                                   Clerk of the Court
                                   United States District Court
                                   Eastern District of New York

  REMINDER:    THE DEADLINE FOR FILING PROOF OF CLAIM FORMS IS ___________,
               1996.  ANY QUESTIONS RELATING TO THE CLAIM FORMS SHOULD BE
               DIRECTED TO THE CLAIMS ADMINISTRATOR AT 1-800-________.



                                    EXHIBIT A-2




                           UNITED STATES DISTRICT COURT
                           EASTERN DISTRICT OF NEW YORK

                                        x
  IN RE HEALTH MANAGEMENT, INC. :
  SECURITIES LITIGATION         :    Civil Action No.
                                :    96-CV-889 (ADS)
                                        x
                                :
  THIS DOCUMENT RELATES TO:     :
  ALL ACTIONS                   :
                                :
                                        x


                    INSTRUCTIONS FOR PROOF OF CLAIM AND RELEASE

       In order for you to qualify to participate in the distributions described in the Notice of Pendency of Class Action, Proposed Partial Settlement of Class Action, and Settlement Hearing (the "Class Notice") , you must file a Proof of Claim and Release in the form attached hereto and you must provide the required documentation to substantiate your claim.

                              REQUIREMENTS FOR FILING

       Your claim will be considered only upon compliance with all of the following conditions:

       1. You must accurately complete all portions of the attached Proof of Claim and Release form.

  NOTE: The Proof of Claim and Release contains purchase and sales schedules. You must carefully complete these schedules. Do not omit to state any potentially relevant information regarding your purchases or sales of Health Management common stock. This information is necessary to determine your share of any distributions. If you cannot list all transactions in the spaces provided in the Proof of Claim and Release form, or if you believe that you must or should supply additional information with respect to any transaction, attach additional sheets to the Proof of Claim and Release supplying the required information. You must be properly identified on each additional sheet of paper.

       2.   You must sign the Proof of Claim and Release form.

  NOTE: If the securities were or are owned jointly, all joint owners must sign the Proof of Claim and Release. Executors, administrators, guardians, conservators and trustees may complete and sign the Proof of Claim on behalf of persons or entities represented by them, but they must identify such persons or entities and provide proof of their authority (for example, currently effective letters testamentary or letters of administration) to complete and execute the Proof of Claim on their behalf and to bind them in accordance with the terms thereof. A Proof of Claim submitted by legal representatives of a claimant must be executed by all such representatives.

       3. You must attach to the Proof of Claim and Release form the original, or legible copies, of broker confirmation slips, monthly brokerage statements or other satisfactory proof confirming the particulars of each purchase or sale you have made of Health Management common stock from and including August 25, 1994 through and including February 26, 1996.

       4. You must mail the completed and signed Proof of Claim and Release and supporting documents by first-class mail, postage prepaid, postmarked no
  later than          , 1996 to:

            HEALTH MANAGEMENT, INC.  SECURITIES LITIGATION




       Your failure to complete and mail the Proof of Claim and Release by that date may preclude you from receiving any share of the available distributions. So that you will have a record of the date of your mailing and its receipt by the Settlement Administrator, you are advised to use certified mail, return receipt requested.

       5. You must also complete and mail with your completed Proof of Claim the Substitute Form W-9, which is attached to the Proof of Claim form.



                 ANY PERSON WHO KNOWINGLY SUBMITS A FALSE PROOF OF
                CLAIM IS SUBJECT TO PENALTIES FOR PERJURY AND OTHER
                            VIOLATIONS OF FEDERAL LAW.


                           UNITED STATES DISTRICT COURT
                           EASTERN DISTRICT OF NEW YORK

   x
  IN RE HEALTH MANAGEMENT, INC. :
  SECURITIES LITIGATION         :    Civil Action No.
                                :    96-CV-889 (ADS)
                                        x
                                :
  THIS DOCUMENT RELATES TO:     :
  ALL ACTIONS                   :
                                :
                                        x

                            PROOF OF CLAIM AND RELEASE
                              (Please Print or Type)

       I,                                             (and)

                                                (if applicable)
  state as follows:

                               IDENTITY OF CLAIMANT
                      (Complete only the applicable portions)

       Individual or Joint Owners:  My (Our) name(s) is (are)

        and my (our) mailing address is:


                      .
       CORPORATION:  I am the         of
            , whose address is

            , and I am duly authorized to make this claim on behalf of the Corporation.
       PARTNERSHIP:  I am a member of the partnership of
                                     , whose business address is
                                                                               ,

  and I am authorized to make this claim on behalf of the partnership.
       EXECUTOR OR ADMINISTRATOR:  I (We) am (are) the executor(s), or
  administrator(s) of the Estate of                                            ,
  and my (our) mailing address is
                      . I (We) have attached hereto copies of my (our) Letters Testamentary or Letters of Administration.
       CUSTODIAN OR GUARDIAN: I am custodian or guardian for
                      , and my mailing address is
                                                                               .
  I became guardian (custodian) under the following circumstances:

                 .
       TRUSTEE: I (We) am (are) trustee(s) of a trust created by
                                                                               ,
  and my (our) mailing address is

                                                                               .
  I (We) became trustee under the following circumstances:
                                                                               .
       AGENT OR ATTORNEY: I am agent (attorney-in-fact) for
                                                                               ,
  and my mailing address is
                      . I have attached hereto my Power of Attorney or the instrument showing my authority to act as agent.
       IRA, KEOGH OR OTHER TYPE OF INDIVIDUAL RETIREMENT PLAN:

                      .
  (Please indicate type of plan, mailing address, and name of current custodian).


       OTHER (Give particulars as to identity, status as claimant or representative of claimant, and mailing address if your situation does not fit any of the above categories):



                                                                               .


                            PURCHASE AND SALE SCHEDULES

       Separately list each of your purchases and sales of Health Management common stock below. Attach a separate schedule if more space is needed. (Be sure to include your name on any separate sheets.)

       The date of purchase or sale is the "trade" or "contract" date, and not the "settlement" or "payment" date. The sale price or purchase price is the price paid without regard to commissions or other expenses.

                             PURCHASES OF COMMON STOCK

       A. List the number of shares of Health Management common stock owned as of August 24, 1994:


       If none were owned as of that date, state "none".


       B. List by date, number of shares purchased, price paid per share and total price paid for each purchase you made of Health Management common stock between August 25, 1994 and February 26, 1996, inclusive:

         Date(s) of
         Purchase                         Aggregate       Cost (net of
         (List Chrono-    Number of       Purchase        commissions,
         logically)       Shares          Price Per       taxes and
         Month/Day/Year   Purchased       Share           fees)

                                          $               $

                                          $               $
                                          $               $

                                          $               $
                                          $               $

                                          $               $


                               SALES OF COMMON STOCK

       A. List by date, the number of shares sold, sales price per share, and total sales price received for each sale you made of Health Management common stock between August 25, 1994 and February 26, 1996 inclusive:


                                                          Amount
         Date(s) of                                       realized
         Purchase                                         (including
         (List Chrono-    Number of       Selling         commissions,
         logically)       Shares          Price Per       taxes and
         Month/Day/Year   Sold            Share           fees)
                                          $               $

                                          $               $
                                          $               $

                                          $               $

                                          $               $

       B. List the number of shares of Health Management common stock you held as of the close of business on February 26, 1996:

       If none were owned as of that date, state "none".

                             VERIFICATION AND RELEASE

       I (We), and the person I (we) represent(s), if any, submit(s) to the jurisdiction of the United States District Court for the Eastern District of New York, for purposes of further inquiry with respect to this Proof of Claim and Release under the Federal Rules of Civil Procedure, and agree(s) to be bound by and subject to the terms of the judgments and orders of that Court in connection with the settlement in the above-captioned Class Action, and to furnish such additional proof or information with respect to this Proof of Claim and Release as the Court shall require.

       I (We) have read and am (are) familiar with the contents of the Instructions accompanying this Proof of Claim and I (we) verify that the information I (We) have set forth in the foregoing Proof of Claim and Release and in documents attached hereto is true and correct and complete to the best of my (our) knowledge. I (We) am (are) not either a Settling Defendant(s) nor an "Excluded Person" as defined in the Class Notice. I (We) am (are) enclosing a completed and signed Substitute Form W-9 and have attached hereto the original or legible copies of broker confirmation slips or statements or, if not available, other proof of the dates and amounts of my (our) purchases and sales of Health Management common stock. I further certify that I have read and am familiar with the accompanying Notice of Pendency of Class Action, Proposed Partial Settlement of Class Action, and Settlement Hearing (the "Notice") to which this Proof of Claim and Release relates. I understand and agree that this Proof of Claim and Release will be processed and will be allowed, if at all, in accordance with the procedures set forth in the Notice.

       I further agree and understand that if the proposed Partial Settlement is approved by the Court and becomes effective, all direct claims against Health Management, Inc., arising out of, relating to, or in connection with the institution, prosecution, assertion or resolution of this action (the "Action") will be satisfied, discharged and extinguished forever.

       My signature hereto constitutes a full and complete release, remise and discharge by me or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by my, its, his, her or their heirs, executors, administrators, predecessors, successors, affiliates, assigns (whether express or by implication or operation of law), any entity now or in the past, or hereafter controlled by or controlling me, it, him, her or them, and my, its, his, her or their past and present partners, officers, directors, employees, agents and attorneys, and any person(s) I, it, he, she or they represents), for good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, of Health Management, Inc. only, from any and all claims or causes of action, demands, rights, liabilities, and causes of action of every nature and description whatsoever, asserted by the Representative Plaintiffs or the Settlement Class Members, or any of them, against Health Management, Inc. based upon or related to both the purchase of Health Management common stock by the Representative Plaintiffs or the Settlement Class Members during the Settlement Class Period and the facts, transactions, events, occurrences, disclosures, statements, acts or omissions or failures to act which were alleged in the Litigation. This Release is not intended to and shall not release Health Management, Inc., from its obligations under the Settlement Stipulation.


  Dated:                         , 1996
                                               (Signature)


                                               (Signature)

  Social Security Number(s)
  or

  Taxpayer I.D. Number(s)

  Telephone Number(s)






                                    EXHIBIT A-3



                           UNITED STATES DISTRICT COURT
                           EASTERN DISTRICT OF NEW YORK

  ------------------------------------------------------x
  IN RE HEALTH MANAGEMENT, INC. :
  SECURITIES LITIGATION         :    Civil Action No.
                                :    96-CV-889 (ADS)
  ------------------------------------------------------x
                                :    CLASS ACTION
  THIS DOCUMENT RELATES TO      :
  ALL ACTIONS                   :

  ------------------------------------------------------x

                    SUMMARY NOTICE OF PENDENCY OF CLASS ACTION,
                PROPOSED PARTIAL SETTLEMENT, AND SETTLEMENT HEARING


  TO: ALL PERSONS OR ENTITIES THAT PURCHASED SHARES OF THE COMMON STOCK OF HEALTH MANAGEMENT, INC. DURING THE PERIOD FROM AUGUST 25, 1994 THROUGH FEBRUARY 26, 1996.

       This Summary Notice is given pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order by the United States District Court for the Eastern District of New York (the "Court"), dated ____________________, 1996. The purpose of this Notice is to inform you of the pendency of a consolidated class action against defendants Health Management, Inc. ("Health Management"), Clifford Hotte ("Hotte") and Drew Bergman ("Bergman"), (collectively, "Defendants") and the proposed partial settlement of $16,619,000 of only those claims asserted against Health Management in the class action. A hearing will be held by the Court on ____________________, 1996, at ____ __.m. in the United States District Court, United States Courthouse, Courtroom _____, 2 Uniondale Avenue, Uniondale, New York 11553. The purpose of the hearing will be, among other things: (1) to determine whether the proposed settlement should be approved by the Court as fair, reasonable, and adequate and, therefore, whether the class action should be dismissed as to Health Management on the merits and with prejudice and without costs; and (2) to consider the reasonableness of an application of Class Counsel for the payment of attorneys' fees and expenses incurred in prosecuting the class action.

       If you bought Health Management common stock between August 25, 1994 and February 26, 1996, inclusive, you may be a Class member. Your rights against Defendants will be affected by this Partial Settlement. In particular, if you wish to share in the partial settlement, you must file a claim, on a Proof of Claim and Release form, no later than December 31, 1996, establishing that you are entitled to recovery. The Court will exclude you from the class if you request exclusion by October 29, 1996. IF YOU DO NOT FILE A PROPER PROOF OF CLAIM FORM AND HAVE NOT EXCLUDED YOURSELF FROM THE

  PARTIAL SETTLEMENT, YOU WILL NOT SHARE IN THE SETTLEMENT BUT YOU WILL BE BOUND BY THE FINAL JUDGMENT OF THE COURT.

       Pursuant to Section 21D(a)(7) of the Securities Exchange Act of 1934, a detailed description of the terms of the proposed partial settlement, including the reasons for entering into the proposed partial settlement, and the amount and form of consideration to be distributed to the Class, is included in the printed Notice of Pendency of Class Action, Proposed Partial Settlement of Class Action, and Settlement Hearing. If you have not already received a copy of this detailed printed notice, or a copy of the Proof of Claim and Release, you may obtain such information by contacting:

  Health Management, Inc. Securities Litigation
  P.O. Box _____

       - or -

  Frederic Fox, Esq.
  KAPLAN KILSHEIMER & FOX, LLP
  685 Third Avenue
  New York, New York 10017
       - or -

  Jeffrey Zwerling, Esq.
  ZWERLING, SCHACHTER, ZWERLING & KOPPELL, LLP
  615 Merrick Avenue
  Westbury, New York 11590

  Plaintiffs' Lead Counsel

  DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE FOR INFORMATION.

  Dated: ____________________, 1996

  BY ORDER OF THE COURT
  UNITED STATES DISTRICT COURT
  FOR THE EASTERN DISTRICT
  OF NEW YORK



                                     EXHIBIT B




  UNITED STATES DISTRICT COURT
  EASTERN DISTRICT OF NEW YORK
  ---------------------------------------------------x

  IN RE HEALTH MANAGEMENT, INC.                     Master File No.
  SECURITIES LITIGATION                             96-CV-889 (ADS)

                                                    CLASS ACTION

  ---------------------------------------------------x



                           [PROPOSED] FINAL JUDGMENT AND
                       ORDER OF PARTIAL DISMISSAL OF ACTION

  KAPLAN, KILSHEIMER & FOX LLP
  Robert N. Kaplan (RK-3100)
  Frederic Fox (FF-9102)
  Joel B. Strauss (JS-6585)
  685 Third Avenue
  New York, NY 10017
  (212) 687-1980

  ZWERLING, SCHACHTER, ZWERLING
    & KOPPELL, LLP
  Jeffrey Zwerling (JZ-7924)
  Joseph Lipofsky (JL-0971)
  767 Third Avenue
  New York, NY 10017
  (212) 223-3900

  Plaintiffs' Settlement Counsel




                                     EXHIBIT B




       This matter came on for hearing on __________, 1996, upon the application of the parties for approval of the partial settlement set forth in the Stipulation of Partial Settlement (the "Stipulation") dated as of September __, 1996. Due and adequate notice having been given to the Settlement Class defined below, and the Court having considered the Stipulation, all papers filed and proceedings had herein and all oral and written objections and comments received regarding the proposed settlement, and having reviewed the entire record in the Litigation, and good cause appearing,

       IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

       1. The Court, for purposes of the Final Judgment and order of Partial Dismissal of Action (the "Final Judgment"), adopts all defined terms as set forth in the Stipulation.

       2. The Court has jurisdiction over the subject matter of the Class Action, the Representative Plaintiffs, the Settlement Class, and the Settling Defendant.

       3. The Court finds that the distribution of the Notice of Pendency and Proposed Partial Settlement of Class Action and Settlement Hearing, Proof of Claim and Release, and publication of the Summary Notice as provided for in the Order Preliminarily Approving Partial Settlement, Approving Notice of Proposed Settlement, and Setting Settlement Hearing constituted the best notice practicable under the circumstances to all persons within the definition of the Settlement Class, and fully met the requirements of Rule 23 of the Federal Rules of Civil Procedure, due process, the United States Constitution, and any other applicable law.

       4. Pursuant to and in accordance with the requirements of Rule 23 of the Federal Rules of Civil Procedure, the Court approves the partial settlement of the Class Action set forth in the Stipulation, each of the releases and other terms, as fair, reasonable, and adequate to the Settlement Class. The parties to the Stipulation shall complete and finalize the settlement in accordance with the terms set forth in the Stipulation.

       5. Except as to any individual claim of those Class Members (identified in Exhibit 1 hereto) who have validly and timely requested exclusion from the Settlement Class, the Released Claims are dismissed on the merits and with prejudice, as to the Settling Defendant only, and the parties are to bear their own costs.

       6. All Settlement Class Members whether or not such Settlement Class Member has filed a Proof of Claim, shall, as of the Effective Date, conclusively be deemed to have released and forever discharged the Settling Defendant from all Released Claims.

       7. The Settling Defendant shall, as of the Effective Date, conclusively be deemed to have released and forever discharged each of the Representative Plaintiffs, the Settlement Class Members, and counsel to the Representative Plaintiffs, as set forth in paragraph 6.2 of the Stipulation.

       8. All Settlement Class Members are permanently barred and enjoined from instituting or prosecuting, in any capacity, any action or proceeding that involves or asserts any of the Released Claims against the Settling Defendant.

       9. The Settling Defendant is permanently barred and enjoined from instituting or prosecuting, in any capacity, any action or proceeding that invokes or asserts any of the claims released in paragraph 6.2 of the Stipulation.

       10. All Persons who have filed valid and timely requests for exclusion from the Settlement Class shall not be bound by this Final Judgment. A list of the names of those persons who are not bound by this Final Judgment is attached hereto.

       11. The Court reserves exclusive and continuing jurisdiction over the Class Action, the Representative Plaintiffs, the Settlement Class and the Settling Defendant for the purposes of: (i) supervising the implementation, enforcement, construction, and interpretation of the Stipulation, the Preliminary order, the proposed Plan of Allocation, and the Final Judgment;
  (2) hearing and determining any application by Plaintiffs' Settlement Counsel for an award of attorney's fees, costs, and expenses; and (3) supervising the distribution of the Settlement Fund.

       12. Any Plan of Allocation to be submitted by Plaintiffs' Settlement Counsel or any order to be entered regarding the attorneys' fees application shall in no way disturb or affect this Final Judgment and shall be considered separate from this Final Judgment.

       13. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the. validity of any Released Claim, or of any wrongdoing or liability of the Settling Defendant, or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of the Settling Defendant in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. The Settling Defendant may file the Stipulation and/or the judgment from this action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

  DATED: __________________________  ________________________________
                                     THE HONORABLE ARTHUR D. SPATT
                                     UNITED STATES DISTRICT JUDGE

  Submitted by:

  McDERMOTT WILL & EMERY



  By:______________________________
       John D. Lovi

  50 Rockefeller Plaza
  New York, NY 10020
  (212) 768-5400

  Attorneys for Defendant
  Health Management, Inc.


  KAPLAN, KILSHEIMER & FOX LLP



  By:______________________________
       Frederic S. Fox

  685 Third Avenue
  New York, NY 10017
  (212) 687-1980


  ZWERLING, SCHACHTER, ZWERLING
  & KOPPELL, LLP


  By:______________________________
       Jeffrey Zwerling

  767 Third Avenue
  New York, NY 10017
  (212) 223-3900

  Plaintiffs' Settlement Counsel